SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): January 5, 2004

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 5, 2004, K2 Inc. (the “Company”) announced that it has extended for an additional day its exchange offer to purchase all of the outstanding shares of Fotoball USA, Inc. (“Fotoball USA”) common stock. As a result of the extension, the offer will now expire at midnight, New York City time, on Friday, January 9, 2004.

A copy of the Company’s press release announcing the extension of the exchange offer, dated January 5, 2004, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated January 5, 2004, announcing the extension of the exchange offer to purchase all of the outstanding shares of Fotoball USA common stock.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2004	K2 INC.

	By:	/s/ JOHN J. RANGEL

John J. Rangel Senior Vice President and Chief Financial Officer

3